UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 30, 2014

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On July 30, 2014, the Board of Directors of The St. Joe Company (the “Company”) appointed Vito S. Portera to serve as a member of the Board effective July 30, 2014. Mr. Portera will serve for a term expiring at the 2015 Annual Meeting of Shareholders, at which time his continued Board service will be subject to renomination and shareholder approval. Mr. Portera is a private investor who previously served as President and Chairman of Safra Corp.

The selection of Mr. Portera was not pursuant to any arrangement or understanding between him and any other person. In addition, Mr. Portera is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As compensation for his Board service, Mr. Portera will receive the compensation applicable to all the Company’s non-employee directors as described in the Company’s 2014 proxy statement filed with the SEC on April 3, 2014. In addition, Mr. Portera will enter into an indemnification agreement in the form approved for all non-employee directors and filed with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

/s/ Kenneth M. Borick
Kenneth M. Borick Senior Vice President and General Counsel

Date: August 5, 2014